Exhibit 10.3

SUB-ADMINISTRATION SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of the last date written on the signature block, by and between ONEX Falcon Direct Lending BDC Fund, a Delaware Statutory Trust (the “Fund”), ONEX FALCON INVESTMENT ADVISORS, LLC, a Delaware limited liability company, (the “Administrator”), and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Administrator has entered into an Administration Agreement with Onex BDC (the “Fund”), a that is a closed-end management investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Administrator desires to retain USBFS to provide sub-administrative services with respect to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, USBFS is willing to provide sub-administrative services with respect to the Fund on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Engagement of USBFS as Sub-Administrator

The Administrator hereby engages USBFS to act as sub-administrator with respect to the Fund on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such engagement and agrees to perform the services and duties set forth in this Agreement.

2.	Services and Duties of USBFS

USBFS shall provide the following fund administration services:

A.	General Fund Management:

(1)

Act as liaison among all Fund service providers, including, but not limited to, the Fund’s investment adviser(s), investment sub-adviser(s), authorized participants, external legal counsel, independent audit firms, external compliance consultants, custodians, transfer agents and dividend reinvestment plan administrators.

(2)	Supply non-investment related statistical and research data as requested.

(3)	Audits:

a.	Prepare appropriate schedules and assist independent auditors.

b.	Provide information to the Securities Exchange Commission (the “SEC”) if requested, and facilitate audit process.

c.	Provide office facilities, if necessary, in connection with such audits.

(4)	Monitor arrangements under shareholder services or similar plan.

(5)	Monitor and communicate activity under share repurchase or tender offer plans.

(6)

Keep the Fund’s governing documents, including its charter, bylaws and minute books, but only to the extent such documents are provided to USBFS by the Administrator, the Fund or its representatives for safe-keeping.

B.    Compliance:

(1)	Regulatory and Internal Revenue Service (the “IRS”) Compliance:

a.	Monitor compliance with the 1940 Act requirements applicable to business development companies and the Fund’s status as a regulated investment company under Subchapter M, including:

(i)    Maintenance of books and records under Rule 31a-3 of the 1940 Act.

(ii)    IRC Section 851 - 90% Qualifying income

(iii)    IRC Section 851 - Annual Distribution Requirement

(iv)    IRC Section 851 - Fund Diversification

(v)    Section 12(d)(1)(A) of the 1940 Act - Diversification Requirement

(vi)    Section 55(a) of the 1940 Act - 70% Eligible Assets Requirement

(vii)    Section 18 of the 1940 Act, as modified by Section 61 of the 1940 Act - 200% Asset Coverage Requirement

b.	Maintain awareness of applicable regulatory and operational service issues.

c.	Monitor Fund compliance with the policies and investment limitations as set forth in its registration statement.

d.

Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Administrator in connection with: (i) any certification required of the Fund pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of USBFS’s compliance program as it relates to the Fund, provided the same shall not be deemed to change USBFS’s standard of care as set forth herein.

e.

In order to assist the Fund in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBFS will provide the Fund’s Chief Compliance Officer with reasonable access to USBFS’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving USBFS that affect or could affect the Fund.

(2)	SEC Reporting:

a.	Prepare financial statements for inclusion in Form 10-Q, Form 10-K and Form 8-K filings, as applicable.

b.	Prepare and file fidelity bond under Rule 17g-1 of the 1940 Act.

c.	Prepare and file reports and other documents required by the SEC and any U.S. stock exchanges on which the Fund’s shares may be listed.

C.	SEC Inspections:

(1)	Assist in producing materials requested by the SEC.

(2)	Maintain records of all materials produced as requested by the SEC.

D.	Financial Reporting:

(1)	Provide financial data for inclusion in the Fund’s registration statements filed under the Securities Act of 1933 and/or Securities Exchange Act of 1934, as applicable.

(2)	Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC and the independent auditor.

(3)

Supervise the Fund’s custodian and fund accountants in the maintenance of the Fund’s general ledger and the preparation of the Fund’s financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Fund’s shares, and of the declaration and payment of dividends and other distributions to shareholders.

(4)	Compute the yield, total return and expense ratio of the Fund and the Fund’s portfolio turnover rate.

(5)	Monitor expense accruals and make adjustments as necessary; notify Management of adjustments expected to materially affect a Fund’s expense ratio.

(6)	Prepare quarterly and annual financial statements, which include without limitation the following items:

a.    Schedule of Investments.

b.    Consolidated Balance Sheet.

c.    Statement of Operations.

d.    Statement of Changes in Net Assets.

e.    Statement of Cash Flows.

f.    Notes to the quarterly and annual financial statements.

g.     Financial Highlights.

(7)	Coordinate certification requirements pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”).

(8)	Compute Total return calculations for market and net asset value.

(9)

Assist the Fund’s Chief Executive Officer and Chief Financial Officer in connection with establishing and maintaining internal control over financial reporting (as defined in Rules 13a-15(f) and 15-d(f) under the Securities Exchange Act of 1934 (the “1934 Act”)) for the Fund.

E.	Tax Reporting:

(1)	File Form 1099 Miscellaneous for payments to Directors and other service providers.

(2)	Prepare tax schedules, which include without limitation the following items:

a.	Fiscal Distribution Schedule (including recorded ROSCOP journal entry to general ledger).

b.	Excise Distribution Schedule.

(3)

Prepare for the review of the independent accountants and/or Fund management the federal and state tax returns including without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. USBFS will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by Fund management and/or its independent accountant. File on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8613, with any necessary schedules.

(4)	Provide the Fund’s management and Fund’s independent accountant with tax reporting information pertaining to the Fund and available to USBFS as required in a timely manner.

a.	Prepare Fund financial statement tax footnote disclosures for the review and approval of Fund management and/or the Fund’s independent accountant.

3.	License of Data; Warranty; Termination of Rights

A.

USBFS has entered into agreements with various data service providers (each, a “Data Provider”), including, without limitation, MSCI index data services (“MSCI”), Standard & Poor Financial Services LLC (“S&P”), Morningstar, Broadridge, FTSE, and ICE to provide data services that may include, without limitation, index returns and pricing information (collectively, the “Data”) to facilitate the services provided by USBFS to each Fund. These Data Providers have required USBFS to include certain provisions regarding the use of the Data in this Agreement attached hereto as Exhibit B. The Data is being licensed, not sold, to the Fund. The Fund acknowledges and agrees that certain Data Providers may also require the Fund or one or more Funds to enter into an agreement directly with the Data Provider for the use of that Data Provider’s Data. The provisions in Exhibit B shall not have any effect upon the standard of care and liability USBFS has set forth in Section 6 of this Agreement.

B.	The Fund agrees to indemnify and hold harmless USBFS, its information providers, and any other third party involved in or related to the making or compiling of the Data, their affiliates and subsidiaries and their respective directors, officers, employees and agents from and against any claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, as incurred, arising in and any manner out of the Fund’s or any third party’s use of, or inability to use, the Data or any breach by the Fund of any provision contained in this Agreement regarding the Data. The immediately preceding sentence shall not have any effect upon the standard of care and liability of USBFS as set forth in Section 6 of this Agreement.

4.	Compensation

USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time in writing by the parties to this Agreement). USBFS shall also be reimbursed for such reasonable and documented miscellaneous expenses as set forth on Exhibit A hereto as are reasonably incurred by USBFS in performing its duties hereunder. The Fund shall pay all such fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Administrator and/or the Fund shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Administrator and/or the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within thirty (30) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1⁄2% per month after the due date.

5.	Representations and Warranties

A.	The Administrator hereby represents and warrants to USBFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)

It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its respective obligations hereunder;

(2)

This Agreement has been duly authorized, executed and delivered by the Administrator in accordance with all requisite action and constitutes a valid and legally binding obligation of the Administrator, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)

It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(4)

All records of the Fund provided to USBFS by the Administrator or by a prior service provider of the Fund are accurate and complete and USBFS is entitled to rely on all such records in the form provided.

B.	USBFS hereby represents and warrants to the Administrator, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)

It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)

This Agreement has been duly authorized, executed and delivered by USBFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)

It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

6.	Standard of Care; Indemnification; Limitation of Liability

A.

USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Administrator or the Fund in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS’ control, except a loss arising out of or relating to USBFS’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement or breach of this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has used best efforts and exercised reasonable care in the performance of its duties under this Agreement, the Administrator shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable and documented attorneys’ fees) that USBFS may sustain or incur or that may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reasonable reliance upon any written or oral instruction provided to USBFS by the Administrator or the Fund’s investment adviser or by any duly authorized officer of the the Fund, as approved by the Board of Trustees of the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS’ refusal or failure to comply with the terms of this Agreement, breach of this Agreement, or from its bad faith, fraud, negligence or willful misconduct in the performance of its duties under this Agreemen. This indemnity shall be a continuing obligation of the the Administrator, its successors and assigns, notwithstanding the termination of this Agreement; provided that the Administrator’s continuing obligations to indemnify USBFS after the termination of this Agreement shall relate to solely those claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with USBFS’ provision of services pursuant to this Agreement. As used in this paragraph, the term “USBFS” shall include USBFS’ directors, officers and employees.

USBFS shall indemnify and hold the Administrator and the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Administrator or the Fund may sustain or incur or that may be asserted against the Administrator or the Fund by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS’ refusal or failure to comply with the terms of this Agreement, breach of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBFS, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms the “Administrator” and the “Fund” shall include each entity’s directors, officers and employees.

In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); or (ii) any delay by reason of circumstances beyond its control, which may include acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. USBFS shall as promptly as possible under the circumstances notify the Administrator in the event of any service interruption that materially impacts USBFS’s services under this Agreement. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS as soon as practicable. USBFS agrees that it shall, at all times, have reasonable business continuity and disaster recovery contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Administrator shall be entitled to inspect USBFS’ premises and operating capabilities, books and records maintained on behalf of the Fund at any time during regular business hours of USBFS, upon reasonable notice to USBFS. Moreover, USBFS shall obtain and provide the Administrator, at such times as they may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

Notwithstanding the above, USBFS reserves the right to reprocess and correct non-material administrative errors at its own expense. USBFS shall promptly notify the Administrator upon discovery of any material administrative error, and shall consult with the Administrator about the actions it intends to take to correct the error prior to taking such actions. A “material administrative error” means any error which the Administrator or the Fund’s management, including its Chief Compliance Officer, would reasonably need to know to oversee Fund compliance.

B.

In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement.

D.

If USBFS is acting in another capacity for the Administrator or the Fund pursuant to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

7.	Proprietary and Confidential Information

USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Administrator and the Fund all records and other information relative to the Administrator and the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders) including all shareholder trading information, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Administrator, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, provided that USBFS shall promptly notify the Administrator of such request to the extent permitted by applicable law, or (iii) when so requested by the Administrator. USBFS acknowledges that it may come into possession of material nonpublic information with respect to the Adminstrator or the Fund and confirms that it has in place effective procedures to prevent the use of such information in violation of applicable insider trading laws.

Further, USBFS will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the “Act”). In this regard, USBFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders. In addition, USBFS has implemented and will maintain an effective information security program reasonably designed to protect information relating to Shareholders (such information, “Personal Information”), which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) insure the security and confidentiality of such Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of such Personal Information that could result in substantial harm or inconvenience to the Fund or any Shareholder (the “Information Security Program”). The Information Security Program complies and shall comply with reasonable information security practices within the industry. Upon written request from the Administrator, USBFS shall provide a written description of its Information Security Program. USBFS shall promptly notify the Administrator in writing of any breach of security, misuse or misappropriation of, or unauthorized access to, (in each case, whether actual or alleged) any information of the Fund (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). USBFS shall promptly investigate and remedy, and bear the cost of the measures (including notification to any affected parties), if any, to address any Security Breach. USBFS shall bear the cost of the Security Breach only if USBFS is determined to be responsible for such Security Breach. In addition to, and without limiting the foregoing, USBFS promptly cooperate with the Administrator, the Fund or any of their affiliates’ regulators at USBFS’s expense (only if USBFS is determined to be responsible for such Security Breach) to prevent, investigate, cease or mitigate any Security Breach, including but not limited to investigating, bringing claims or actions and giving information and testimony. Notwithstanding any other provision in this Agreement, the obligations set forth in this paragraph shall survive termination of this Agreement.

USBFS will provide the Administrator with certain copies of third party audit reports (e.g., SSAE 16 or SOC 1) through access to USBFS’s CCO Portal (limited to two persons) to the extent such reports are available and related to services performed or made available by USBFS under this Agreement. The Administrator acknowledges and agrees that such reports are confidential and that it will not disclose such reports except to its employees and service providers who have a need to know and have agreed to obligations of confidentiality applicable to such reports.

Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Fund’s shareholders to any third party unless specifically directed by the Administrator or allowed under one of the exceptions noted under the Act.

8.	Term of Agreement; Amendment

This Agreement shall become effective as of the last date written in the signature block below and will continue in effect for a period of two (2) years. However, this Agreement may be terminated by either party upon giving ninety (90) days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within fifteen (15) days of notice of such breach to the breaching party. In addition, the Fund may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for USFBS by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. This Agreement may not be amended or modified in any manner except by written agreement executed by the parties.

9.	Records

USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Administrator, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Administrator and/or the Fund, as applicable, and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Administrator and/or the Fund on and in accordance with its request. USBFS agrees to provide any records necessary to the Fund to comply with the Fund’s disclosure controls and procedures and internal control over financial reporting adopted in accordance with the SOX Act. Without limiting the generality of the foregoing, USBFS shall cooperate with the Administrator and assist the Fund, as necessary, by providing information to enable the appropriate officers of the Fund to (i) execute any required certifications and (ii) provide a report of management on the Fund’s internal control over financial reporing (as defined in Sections 13a-15(f) or 15a-15(f) of the 1934 Act). Notwithstanding the foregoing, USBFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction.

10.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

11.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of USBFS’ duties or responsibilities hereunder is designated by the Administrator by written notice to USBFS, USBFS will promptly, upon such termination, except in the case of a material breach by USBFS, in which case all expenses should be borne by USBFS, and at the expense of the Administrator (which shall include only reasonable and documented miscellaneous expenses), transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Administrator (if such form differs from the form in which USBFS has maintained the same, the Administrator shall pay any reasonable and documented miscellaneous expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Administrator.

12.	No Agency Relationship

USBFS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Administrator or the Fund in any way or otherwise be deemed an agent of the Administrator or the Fund, or conduct business in the name, or for the account, of the Administrator or the Fund.

13.	Data Necessary to Perform Services

The Administrator or its agents shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Administrator or the Fund, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

14.	Assignment

This Agreement may not be assigned by either party without the prior written consent of the other party.

15.	Compliance with Laws

The Administrator has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, the SOX Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 and the policies and limitations of the Fund related to its portfolio investments as set forth in its registration statement. USBFS’ services hereunder shall not relieve the Administrator of its responsibilities for assuring such compliance or the Board of Directors’ oversight responsibility with respect thereto.

The foregoing shall not affect USBFS’ responsibilities for compliance and related matters delegated to USBFS as expressly provided herein. USBFS shall comply with changes to all regulatory requirements affecting its services hereunder and shall implement any necessary modifications to the services prior to the deadline imposed, or extensions authorized by, the regulatory or other governmental body having jurisdiction for such regulatory requirements.

16.	Legal-Related Services

Nothing in this Agreement shall be deemed to appoint USBFS and its officers, directors and employees as the Administrator’s or the Fund’ attorneys, form attorney-client relationships or require the provision of legal advice. The Administrator acknowledges that in-house USBFS attorneys exclusively represent USBFS and rely on outside counsel retained by the Administrator or the Fund to review all services provided by in-house USBFS attorneys and to provide independent judgment on the Administrator’s or the Fund’s behalf. Because no attorney-client relationship exists between in-house USBFS attorneys and the Administrator or the Fund, any information provided to USBFS attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances. USBFS represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

17.	Insurance

USBFS shall maintain a fidelity bond covering larceny and embezzlement, an insurance policy with respect to directors and officers errors and omissions coverage and electronic data processing insurance coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Administrator, USBFS shall provide evidence that coverage is in place. USBFS shall notify the Administrator should its insurance coverage with respect to professional liability or errors and omissions coverage be reduced or canceled. Such notification shall include the date of cancellation or reduction and the reasons therefore. USBFS shall notify the Administrator promptly of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Administrator promptly should the total outstanding claims made by USBFS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

18.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to USBFS shall be sent to:

U.S. Bancorp Fund Services, LLC

777 East Wisconsin Avenue

MK-WI-J1S

Milwaukee, WI 53202

and notice to the Administrator shall be sent to:

Onex Falcon Investment Advisors, LLC

21 Custom House Street, 10th Floor

Boston, Massachusetts 02110

19.	Multiple Originals

This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

20.	Construction

Any reference in this Agreement to a form, statute or regulation shall include any successor thereto.

21.	Entire Agreement

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date written below.

Onex Falcon Direct Lending BDC Fund	U.S. Bancorp Fund Services, LLC

By:	/s/ Steven Gutman	By:	/s/ Anita Zagrodnik

Name:	Steven Gutman	Name:	Anita Zagrodnik

Title:	General Counsel	Title:	Senior Vice President

Date:	September 16, 2021	Date:	September 16, 2021

Onex Falcon Investment Advisors, LLC

By:	/s/ Blair J. Fleming

Name:	Blair J. Fleming

Title:	Managing Director

Date:	September 16, 2021